SECOND AMENDMENT TO LOAN AND SECURITY AGREEMENT
                 -----------------------------------------------

         WHEREAS, The Millbrook Press Inc., a Delaware corporation, with its chief executive office located at 2 Old New Milford Road, Brookfield, Connecticut 06804 (referred to herein as "Borrower") entered into a Loan and Security Agreement with PEOPLE'S BANK, a Connecticut banking corporation ("People's"), with a place of business located at Bridgeport Center, 850 Main Street, Bridgeport, Connecticut 06607 (referred to herein as "Lender") dated as of December 14, 1995 (the Loan and Security Agreement being herein referred to as the "Loan Agreement"); and

         WHEREAS, Borrower and Lender entered into a First Amendment to Loan and Security Agreement dated as of June 17, 1997 amending and revising Sections 2.1(a), 2.1(c), 2.6, 4.6, 6.13(a), 6.13(c) and 6.13(d) of the Loan Agreement
(the Loan and Security Agreement, as amended by the First Amendment to Loan and Security Agreement shall be referred to herein as the "Amended Agreement"); and

         WHEREAS, Borrower and Lender have agreed to further amend the terms and provisions of the Loan Agreement effective as of the date stated herein by the provisions set forth below;

         NOW, THEREFORE, Borrower and Lender hereby agree that effective as on the date stated herein as the date of execution by Lender being June 10, 1998, the Amended Agreement shall be amended to contain the provisions set forth below and the applicable provisions of the Amended Agreement shall be superseded to the extent necessary to give effect to the provisions set forth below:

         1. Section 2.1(a) of the Amended Agreement shall be deleted in its entirety and the following inserted in lieu thereof:

         2.1 Revolving Advances. (a) Subject to the terms and conditions of this Agreement, People's agrees to make revolving advances to Borrower in an amount at any one time outstanding not to exceed the Borrowing Base. For purposes of this Agreement, "Borrowing Base", as of any date of determination, shall mean an amount equal to eighty percent (80%) of the amount of Eligible Accounts PLUS
(ii) an amount equal to the lowest of: (x) fifty percent (50%) of the amount of Eligible Inventory, (y) the amount of credit availability created by SECTION 2.1(A) above or (z) Three Million Seven Hundred Fifty Thousand Dollars ($3,750,000).

         2. Section 2.1(c) of the Amended Agreement shall be deleted in its entirety and the following inserted in lieu thereof:

         2.1(c) People's shall have no obligation to make advances hereunder to the extent they would cause the outstanding Obligations to exceed Seven Million Dollars ($7,500,000) ("Maximum Amount").



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         3.  Section  2.6(d) of the  Amended  Agreement  shall be deleted in its entirety and the following inserted in lieu thereof:

         (d) Unused Line Fee. On the first day of each month during the term of this Agreement, and thereafter so long as any Obligations are outstanding, an unused line fee in an amount equal to one-eighth (1/8%) of one percent per annum of the difference between Seven Million ($7,500,000) Dollars and the average amount of Obligations outstanding during the immediately prior calendar month.

         4. Section 3.3 of the Amended Agreement shall be deleted in its entirety and the following inserted in lieu thereof:

         3.3 Term. This Agreement shall become effective upon the execution and delivery hereof by Borrower and People's and shall continue in full force and effect for a term ending on December 14, 2001. The foregoing notwithstanding, People's shall have the right to terminate its obligations under this Agreement immediately and without notice upon the occurrence and during the continuation of an Event of Default.

         5. Section 6.13(c) of the Loan Agreement shall be deleted in its entirety and the following inserted in lieu thereof:

         6.13(c) Tangible Net Worth. Tangible Net Worth of at least $4,500,000 through the 1998 fiscal year end and thereafter, measured on a calendar month-end basis;

         6. Section 6.13(d) of the Amended Agreement shall be deleted in its entirety and the following inserted in lieu thereof:

         6.13(d) Working Capital. Working Capital of not less than $3,750,000 through the 1998 fiscal year end and thereafter, measured on a calendar month-end basis.

         7. Lender has requested and Borrower has agreed to execute a Secured Promissory Note to evidence the maximum amount of advances available under
Section 2.1(c) which Secured Promissory Note shall be in the form attached hereto as Schedule A.

         8. Borrower agrees to pay a one time modification fee of Eight Thousand Seven Hundred Fifty Dollars ($8,750) which is earned, in full, and is due and payable by Borrower to Lender in connection with the execution of this Agreement on the date hereof. Borrower authorizes Lender to charge such modification fee to its account with Lender as an advance.

         9. Except as herein amended, all of the terms and provisions of the Amended Agreement shall remain in full force and effect.

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         10.  Borrower and Lender  agree that this Second  Amendment to Loan and
Security Agreement has been prepared by the mutual effort of both parties and that in the event of a conflict or interpretive question with respect to any term, provision or section contained in this Second Amendment to Loan and Security Agreement or the December 14, 1995 Loan and Security Agreement, that this Second Amendment to Loan and Security Agreement and the December 14, 1995 Loan and Security Agreement shall not be construed more strictly against any one party than any other party; it being agreed that both Borrower and Lender have equally negotiated the terms hereof and thereof.

         11. The revisions and amendments recited herein shall not become effective and shall be of no force or effect until Borrower has executed this Second Amendment to Loan and Security Agreement and the original form of Secured Promissory Note and provided Lender with a current certificate of the Secretary of Borrower attesting to the adoption and/or passage of applicable corporate resolutions authorizing and approving the revisions and amendments contained in this Second Amendment to Loan and Security Agreement which such certificate shall also contain an acceptable form of incumbency certificate attesting to the current officers and directors of Borrower.

         The date of execution of this Second Amendment to Loan and Security Agreement by Borrower is June 10, 1998.

LENDER:                                    BORROWER:
PEOPLE'S BANK                              THE MILLBROOK PRESS INC.



By:  Peter Coates                           By: Satish Dua
   ---------------------------------           --------------------------------
Title: Vice President                      Title: Vice President & CFO
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